UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 5, 2022

KEZAR LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38542	47-3366145
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Shoreline Court, Suite 300 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (650) 822-5600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	KZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02. Results of Operations and Financial Condition.

Kezar Life Sciences, Inc. (the “Company”) preliminarily estimates that its cash, cash equivalents and marketable securities as of December 31, 2021 were approximately $208.4 million and that it had 56.3 million shares of common stock outstanding as of December 31, 2021. These preliminary estimates are not a comprehensive statement of the Company’s financial results for the year ended December 31, 2021 and have not been audited, reviewed, or compiled by its independent registered public accounting firm. The Company’s actual consolidated cash, cash equivalents and marketable securities balance and shares of common stock outstanding as of December 31, 2021 may differ from these estimates due to the completion of the Company’s year-end closing and auditing procedures.

The information provided in this Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the following compensation decisions and annual equity awards for the Company’s named executive officers (each, an “Executive”).

The Committee approved 2021 cash bonuses, 2022 annual base salaries, 2022 bonus targets and option grants to purchase shares of the Company’s common stock (each, an “Option”) for the Executives, in the amounts set forth in the table below:

Name and Title	2021 Cash Bonus	2022 Annual Base Salary	2022 Bonus Target	Option Grant (Shares)
John Fowler Chief Executive Officer and Director	$326,025	$575,000	55%	500,000
Christopher Kirk, Ph.D. President, Chief Scientific Officer and Director	$203,780	$468,000	40%	170,000
Noreen Henig, M.D. Chief Medical Officer	$218,500	$500,000	40%	180,000

The 2022 annual base salaries are effective as of January 1, 2022.  Each Option was granted pursuant to the Company’s 2018 Equity Incentive Plan and has (i) a vesting commencement date of January 5, 2022, (ii) an exercise price of $14.55 per share, the closing price of the Company’s common stock on January 5, 2022, and (iii) a term of ten years following the grant date.  Each Option will vest in 48 equal monthly installments over four years following the vesting commencement date, subject to the Executive’s continued service with the Company on each applicable vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEZAR LIFE SCIENCES, INC.

By:	/s/ Marc L. Belsky
Marc L. Belsky
Chief Financial Officer and Secretary

Dated:  January 7, 2022